UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2016

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 8, 2016, Michael Elkins resigned from his position as Chairman of the Board of Directors of MagnaChip Semiconductor Corporation (the “Company”), effective immediately. Mr. Elkins served on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Elkins resigned because he will be unable to continue as a director of the Company due to a new professional opportunity. His decision to resign from the Company’s Board of Directors was not the result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

On September 8, 2016, the Board of Directors of the Company appointed Melvin Keating as a member of the Audit Committee and appointed Camillo Martino as a member of the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: September 9, 2016	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary